UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): October 17, 2002

LUCENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11639 (Commission File Number)	22-3408857 (IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey (Address of principal executive offices)	07974 (Zip Code)

(908) 582-8500
(Registrant’s telephone number)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
LETTER AGREEMENT
PRESS RELEASE
SLIDES MADE AVAILABLE IN A WEBCAST

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

Effective October 17, 2002, Lucent Technologies Inc. (the “Company”) and certain of its subsidiaries entered into a letter agreement dated October 16, 2002, which is filed as Exhibit 99.1 to this Form 8-K. The letter agreement amends the Guarantee and Collateral Agreement (as amended, the “Collateral Agreement”), dated as of February 22, 2001, made by the Company and certain of its subsidiaries in favor of JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Collateral Agent. The letter agreement, among other things, extends the termination date of the Collateral Agreement until November 18, 2002, subject to additional extensions at discretion of the Company. Without the letter agreement, the Collateral Agreement would have terminated on October 17, 2002. The extension enables certain creditors of the Company to continue to have the benefit of the Collateral Agreement, which includes guarantees of the subsidiaries of the Company that are signatories and liens on assets of the Company and these subsidiaries. The foregoing is a summary of the letter agreement and is not a complete description of all of the terms and conditions of the letter agreement.

Item 7. Financial Statements and Exhibits.

         (c)  Exhibits.

Exhibit 99.1:	Letter Agreement, dated as of October 16, 2002, among Lucent Technologies Inc. and certain of its subsidiaries, and JPMorgan Chase Bank, as Collateral Agent.

Item 9. Regulation FD Disclosure

On October 23, 2002 Lucent Technologies Inc. issued the press release attached as Exhibit 99.2, reporting its results for its fourth fiscal quarter of 2002 and for its fiscal year ended September 30, 2002. On October 23, 2002 Lucent Technologies Inc. made available the slides attached as Exhibit 99.3 in a webcast of its earnings conference call on October 23, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCENT TECHNOLOGIES INC.

Dated: October 23, 2002	By:	/s/ John A. Kritzmacher

Name: John A. Kritzmacher Title: Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibits:

Exhibit 99.1	Letter Agreement, dated as of October 16, 2002, among Lucent Technologies Inc. and certain of its subsidiaries, and JPMorgan Chase Bank, as Collateral Agent.

Exhibit 99.2	Press release, dated October 23, 2002, reporting results for Lucent Technologies Inc.’s fourth fiscal quarter and fiscal year 2002.

Exhibit 99.3	Slides made available in a webcast of Lucent Technologies Inc.’s earnings conference call on October 23, 2002.